Registration No. 333-260028

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FDCTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	81-1265459
State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

200 Spectrum Drive, Floor 300, Irvine, CA 92618

(877) 445-6047

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harvard Business Services, Inc.

16192 Coastal Highway,
Lewes, DE 19958
Phone: (302) 645-7400

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William B. Barnett, Esq.

Barnett & Linn

60 Kavenish Drive

Rancho Mirage, CA 92270

Tel (818) 436-6410

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common stock to be offered for resale by selling stockholders	22,670,000	$0.10	$2,267,000	$210.15

(1) Includes of up to 20,000,000 shares of common stock to be sold to White Lion Capital, LLC under the Investment Agreement dated September 10, 2021.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(3) Based on the closing price per share of $0.10 for FDCTech, Inc.’s common stock on September 29, 2021, as reported by the OTC Markets Group.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED OCTOBER 13, 2021

FDCTECH, INC.

22,670,000 Shares of Common Stock

This Prospectus relates to the offer and resale, from time to time, by the selling stockholders identified herein of up to an aggregate of 22,670,000 shares our Common Stock par value $0.0001 per share (the “Shares”) issued or to be issued to such selling shareholders including (i) up to 2,000,000 shares issued to AD Securities America, LLC pursuant to Subscription Agreements dated September 9 and September 16, 2021 and (ii) up to 20,000,000 issuable to White Lion Capital, LLC (“White Lion”), a selling stockholder pursuant to a “Purchase Notice right” under an Investment Agreement (the “Investment Agreement”), dated September 10, 2021, that we entered into with White Lion, plus 670,000 shares issued to White Lion as a commitment fee associated with the Investment Agreement. The Investment Agreement permits us to issue Purchase Notices to White Lion for up to two million dollars ($2,000,000) in shares of our common stock until May 01, 2022, or until $2,000,000 of such shares have been subject to a Purchase Notice.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or negotiated prices.

White Lion Capital, LLC is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

The OTC Markets Group OTCQB tier quotes our common stock under the symbol “FDCT.” On September 29, 2021, the closing price of our common stock was $0.10 per share.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the Purchase Notice right offered by White Lion Capital, LLC. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED ON PAGE 7 HEREIN AND IN OUR FORM S-1/A (AMENDMENT 7) FILED JULY 26, 2018, AS WELL AS OUR SUBSEQUENTLY FILED PERIODIC AND CURRENT REPORTS, WHICH WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is October 13, 2021

Please read this Prospectus carefully. It describes our business, our financial condition, and the results of operations. We have prepared this Prospectus to have the information necessary to make an informed investment decision.

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ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The selling stockholders are offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “Commission”), under which the selling stockholders may offer from time to time up to an aggregate of 22,670,000 Shares in one or more offerings. If required, each time the selling stockholders offer Shares, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference” before buying any of the securities offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Shares being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the Shares offered by the selling stockholders, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

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We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the Commission. The Commission maintains an internet website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The periodic reports, proxy statements and other information we file with the Commission are available for inspection on the Commission’s website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. We maintain a website at http://www.terratechcorp.com where you may also access these materials free of charge. We have included our website address as an inactive textual reference only and the information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in our common shares. We are incorporating by reference the documents listed below:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 3, 2021

●	Our Amendment No. 1 Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, filed on March 3, 2021

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 12, 2021;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 1, 2021;

●	Our Current Reports on Form 8-K, filed on February 9 and February 25 2021, on June 7, 10, and 16, 2021, on July 8, 2021, August 27, 2021 and September 15 and 20, 2021

●	The description of our common stock contained in our registration statement on Form 8-A12G (File No. 000-56338) filed with the Commission on September 3, 2021 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or 7.01 of Form 8-K or other information “furnished” to the Commission) prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered pursuant to this prospectus have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the filing date of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

The documents incorporated by reference into this prospectus are also available on our corporate website at http://www.fdctech.com. Upon written or oral request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus contained in the registration statement of which this prospectus forms a part but not delivered with the prospectus. If you would like a copy of any of these documents, at no cost, please call us at (877) 445-6047.

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CAUTIONARY NOTE AND FORWARD-LOOKING STATEMENTS TO INVESTORS

This Prospectus qualifies the distribution of securities of an entity that may receive significant revenues from the cryptocurrency business in the United States and worldwide. Cryptocurrency is a digital representation of value that functions as a medium of exchange, a unit of account, or a store of value. It is not legal tender. One may exchange Cryptocurrencies for U.S. dollars or other currencies worldwide, but they are not generally backed or supported by any government or central bank. Supply and demand market forces ultimately derive their value, and they are more volatile than traditional currencies. Federal Deposit Insurance Corporation (FDIC) and Securities Investor Protection Corporation (SIPC) do not cover Cryptocurrencies insurance. Legislative and regulatory changes or actions at the state, federal, or international level may adversely affect cryptocurrency use, transfer, exchange, and value. The growth in cryptocurrencies and related products and services has attracted the attention of regulators in various jurisdictions we operate. Regulators may likely impose substantial investor protection and safeguards regarding transparency of information, trading rules, liquidity, capital requirement, custodial services, valuation, and other matters related to the nature of cryptocurrencies. Currently, cryptocurrency markets operate with less investor protection than traditional securities markets, which may correspondingly lead to opportunities for fraud and manipulation. Due to these risk factors, the Company’s ability to earn significant revenues from Cryptocurrency-related products and services may be limited.

In March 2020, the World Health Organization declared a novel coronavirus (COVID-19) outbreak as a pandemic throughout the United States. China started as the center of the COVID-19 epidemic; however, it spread to several other countries, including Russia and Cyprus, where we have our offices. Many countries worldwide, including in the United States, have implemented significant governmental measures to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on our business. These measures have resulted in work stoppages, absenteeism in the Company’s labor workforce, and other disruptions. The extent to which the coronavirus impacts our operations will depend on future developments. These developments are highly uncertain. We cannot predict them with confidence, including the duration and severity of the outbreak and the actions required to contain the coronavirus or treat its impact. In particular, the continued spread of the coronavirus globally could adversely impact our operations and workforce, including our marketing and sales activities and ability to raise additional capital, which could harm our business, financial condition, and operation results.

This Prospectus may contain certain “forward-looking” statements as such term is defined by the Securities Exchange Commission in its rules, regulations and releases, which represent the registrant’s expectations or beliefs, including but not limited to, statements concerning the registrant’s operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not historical fact statements may be deemed forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the registrant’s control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the Company and its subsidiary, volatility of stock price, federal enforcement, and state enforcement, and any other factors discussed in this and other registrant filings with the Securities and Exchange Commission.

The risks and uncertainties and other factors include but are not limited to those set forth under “Risk Factors” of this Prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to persons acting on our behalf or to us are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this Prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Prospectus.

Actual events or results may differ materially from those discussed in forward-looking statements due to various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this Prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made not misleading.

Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

See sections entitled “Risk Factors.”

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PROSPECTUS SUMMARY

The following summary highlights material information contained in this Prospectus. This summary does not include all of the information you should consider before investing in securities. Before making an investment decision, you should read the entire Prospectus carefully, including the risk factors section, the financial statements, and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this Prospectus and any amendment or supplement hereto.

The Offering

This Prospectus relates to the resale of up to 22,670,000 shares of our Common Stock issued or issuable to selling shareholders including (i) up to 2,000,000 shares issued to AD Securities America, LLC , (ii) up to 20,000,000 issuable to White Lion Capital, LLC (“White Lion”), r pursuant to a “Purchase Notice Right” under an Investment Agreement and (iii) 670,000 shares issued to White Lion as a commitment fee associated with the Investment Agreement.

The Offering

Common Stock Offered by the Selling Security Holders	Twenty-two million, Six hundred and seventy thousand (22,670,000) shares of common stock may be subject to a Purchase Notice to White Lion.

Common Stock Outstanding Before the Offering (1)	90,661,264 shares of common stock as of September 20, 2021.

Common Stock Outstanding After the Offering	113,331,264 shares of common stock. (1)

Terms of the Offering	The selling security holder will determine when and how to sell the common stock offered in this Prospectus.

Termination of the Offering	The offering will conclude upon such time as all of the common stock has been sold pursuant to the registration statement.

Use of Proceeds	We are not selling any shares of common stock in this offering and, as a result, will not receive any proceeds from this offering. See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

OTCQB Symbol	FDCT

(1) Includes 2,000,000 shares issued to AD Securities America, LLC pursuant to Subscription Agreements dated September 9 and September 16, 2021, 670,00 shares issued to White Lion, and assumes the purchase and sale of 20,000,000 shares to White Lion pursuant to the Investment Agreement dated September 10, 2021.

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Business Overview

The Company intends to build a diversified global financial services company driven by proprietary Condor trading technologies, complementary regulatory licenses, and a proven executive team. The Company plans to acquire, integrate, transform, and scale legacy financial service companies. The Company believes that its proprietary technology and software development capabilities allow legacy financial services companies immediate exposure to –forex, stocks, ETFs, commodities, crypto, social/copy trading, and other high-growth fintech markets.

The Company has completed the Condor Pro Multi-Asset Trading Platform, previously known as Condor FX Trading Platform. The Condor Pro Multi-Asset Trading Platform is a commercial trading platform targeted at day traders and retail investors. The industry characterized such platforms by the ease of use and various helpful features, such as the simplified front-end (user interface/user experience), back-end (reporting system), news feeds, and charting system. The Condor Pro Multi-Asset Trading Platform further includes risk management (dealing desk, alert system, margin calls, etc.), pricing engine (best bid/ask), and connectivity to multiple liquidity providers or market makers. We have tailored the Condor Pro Multi-Asset Trading Platform to different markets, such as forex, stocks, commodities, cryptocurrencies, and other financial products.

The Company currently has six (6) licensing agreements for its Condor Pro Multi-Asset Trading Platform. The Company is continuously negotiating additional licensing agreements with several retail forex brokers to use the Condor Pro Multi-Asset Trading Platform. The Company has developed two versions of each Condor forex Pro Web and Mobile Trading Platform.

The Company has upgraded its Condor Back Office (Risk Management) to meet the regulatory requirements under various jurisdictions. Condor Back Office meets the directives under Markets in Financial Instruments Directive (MiFID II/MiFIR), legislation by European Securities and Market Authority (ESMA) implemented across the European Union on January 3, 2018. The Company released, marketed, and distributed its Condor Pro Multi-Asset Trading Platform, allowing traders to trade on in the second quarter of the fiscal year December 31, 2019. The Company has developed the Condor Back Office API to integrate third-party CRM and banking systems to Condor Back Office.

The Company completed the basic version of its Crypto Web Trader in December 2018. The Company is currently evaluating the demand for its Crypto Web Trader and expects to launch its crypto exchange platform by the third quarter of the fiscal year ended December 31, 2021. The Company is in the process of developing Condor Stocks and an ETF platform. The Company expects to commercialize the Condor Stocks and ETF platform by the end of the fourth quarter of the fiscal year ended December 31, 2021.

The Company secures and earns revenues by signing an agreement with its customers. The Company considers a signed agreement with its customers, a binding contract with the customer, or other similar documentation reflecting the terms and conditions under which the Company will provide products or services as persuasive evidence of an arrangement. Each agreement is specific to the customer and clearly defines each party’s fee schedule, duties and responsibilities, renewal and termination terms, confidentiality agreement, dispute resolution, and other clauses necessary for such contract. The material terms of contracts with customers depend on the nature of services and solutions. Each contract is specific to the customer and clearly defines each party’s fee schedule, duties and responsibilities, renewal and termination terms, confidentiality agreement, dispute resolution, and other clauses necessary for such contract.

The Company acts as a technology provider and software developer in the cryptocurrency or digital asset space. We do not mine any digital assets. We do not trade or act as a counterparty in cryptocurrencies. Consequently, the Company does not intend to register as a custodian with state or federal regulators, including but not limited to obtaining a money service business or money transmitter license with Financial Crimes Enforcement Network (FinCEN) and respective State’s money transmission laws. The Company also does not need to register under the Securities Exchange Act of 1934, as amended, as a national securities exchange, an alternative trading system, or a broker-dealer, since the Company is not a broker-dealer nor does it intend to become a broker-dealer. In some cases, customers compensate us in Bitcoin through our custodian Gemini Trust Company, LLC (“Gemini”). Gemini is a licensed New York trust company that undergoes regular bank exams and is subject to the cybersecurity audits conducted by the New York Department of Financial Services.

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Financial Summary

The following information represents selected audited financial information for our Company for the years ended December 31, 2020, and 2019 and selected unaudited financial information for our Company for the six months ended June 30, 2021.

The Company has prepared consolidated financial statements on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the ordinary business course. The Company has earned $1,930,850 in revenues from January 21, 2016 (inception) to June 30, 2021. At June 30, 2021, and December 31, 2020, the accumulated deficit was $1,981,526 and $1,493,984, respectively. On June 30, 2021, and December 31, 2020, the working capital surplus and deficit were $502,371 and $1,504,678. Our cash balance is $2,514 as of June 30, 2021. We do not believe that our cash balance is sufficient to fund our operations.

For the three months ended June 30, 2021, and 2020, the Company earned $82,725 and $46,500 in revenues, respectively. For the six months ended June 30, 2021, and 2020, the Company earned $147,078 and $130,407 in revenues, respectively. During the three months ended June 30, 2021, and 2020, the Company incurred a net loss of $265,705 and $163,581. During the six months ended June 30, 2021, and 2020, the Company incurred a net loss of $487,542 and $223,166, respectively.

For the fiscal year ended December 31, 2020, and 2019, the Company earned $215,409 and $415,162 in revenues. During the fiscal year ended December 31, 2020, and 2019, the Company incurred a net loss of $458,490 and $255,690.

The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included in our Form 10-K for the year-ended December 31, 2020, filed with the SEC on March 3, 2021 and our Form 10-Q for the six months-ended June 30, 2021, filed with the SEC on August 1, 2021, and which are incorporated herein by reference.

Statements of Operations Data	Six Month Period Ended June 30, 2021	Six Month Period Ended June 30, 2020	Year Ended December 31, 2020	Year Ended December 31, 2019
Revenues	$147,078	$130,407	$215,409	$415,162
Cost of Sales	$137,231	$114,728	$251,959	$117,554
Gross Profit	$9,847	$15,679	$(36,550)	$297,608
Total operating expenses	$494,274	$210,822	$362,160	$493,310
Total other expenses	$3,115	$(28,023)	$(59,780)	$(59,988)
Net Income	$(487,542)	$(223,166)	$(458,490)	$(255,690)
Net income (loss) per common share, basic and diluted	$(0.01)	$(0.00)	$(0.01)	$(0.00)

Balance Sheets Data	June 30, 2021	December 31, 2020	December 31, 2019
Cash and Cash Equivalents	$2,514	$22,467	$27,884
Total Current Assets	$1,046,419	$66,886	$49,741
Total Current Liabilities	$544,048	$1,571,564	$1,348,920
Working Capital (deficit)	$502,371	$(1,504,678)	$(1,299,179)
Total Stockholders’ Equity (deficit)	$1,160,822	$(1,038,044)	$(609,554)
Accumulated Deficit	$(1,981,526)	$(1,493,984)	$(1,035,494)

From inception to June 30, 2021, the Company has raised approximately $1,342,482 in debt and equity. Between February 22, 2016, and April 24, 2017, the Company borrowed $1,000,000 from FRH Group, a founder and principal shareholder. Effective June 1, 2017, we raised an aggregate of $98,000 through our common stock’s private placement to our officers, directors, friends, relatives, and business associates. From January 29, 2019, to February 15, 2019, the Company issued 33,000 registered shares under the Securities Act of 1933 for a cash amount of $4,950. The Company closed its offering effective February 26, 2019. On May 01, 2020, the Company received proceeds of Fifty-Thousand Six Hundred and Thirty-Two ($50,632) from the Promissory Note (“PPP Note”) under the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). On May 22, 2020, the Company received proceeds of one hundred and forty-four thousand nine hundred and 00/100 Dollars ($144,900.00). Between February and June 2021, the Company received $44,000 from the Officer for working capital purposes and recorded in related party advances.

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We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

The Risk Factors are an explanation of the qualifications and other requirements applicable to such emerging growth companies. It describes certain elections that we have made due to our status as an emerging growth company.

RISK FACTORS

This investment has a high degree of risk. Before you invest, you should carefully consider the risks and uncertainties described below and the other information in this Prospectus. If any of the following risks occur, it will harm our operating results and financial condition, and the value of our stock could go down. This means you could lose all or a part of your investment.

There could be unidentified risks involved with an investment in our securities.

The following risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe the information provided herein as constituting investment, legal, tax, or other professional advice. Before deciding to invest in our securities, you should read this entire Prospectus and consult with your investment, legal, tax, and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood our business will succeed, or regarding the value of our securities, any financial returns that may be generated, or any tax benefits or consequences that may result from an investment in the Company.

In March 2020, the World Health Organization declared a novel coronavirus (COVID-19) outbreak as a pandemic throughout the United States. China started as the center of the COVID-19 epidemic; however, it spread to several other countries, including Russia and Cyprus, where we have our offices. Many countries worldwide, including in the United States, have implemented significant governmental measures to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on our business. These measures have resulted in work stoppages, absenteeism in the Company’s labor workforce, and other disruptions. The extent to which the coronavirus impacts our operations will depend on future developments. These developments are highly uncertain. We cannot predict them with confidence, including the duration and severity of the outbreak and the actions required to contain the coronavirus or treat its impact. In particular, the continued spread of the coronavirus globally could adversely impact our operations and workforce, including our marketing and sales activities and ability to raise additional capital, which could harm our business, financial condition, and operation results.

Risks Related to the Company

We may need to obtain additional financing, which may not be available.

We need the proceeds from this offering to implement our business plan and expand our operations as described in the “Plan of Operation” section of this Prospectus. As of June 30, 2021, we had $2,514 cash on hand and total liabilities of $698,590. The Company has earned $1,930,850 in revenues from January 21, 2016 (inception) to June 30, 2021. The proceeds of this offering may not be sufficient for us to achieve future profitable operations. We need additional funds to achieve a sustainable sales level to fund ongoing operations out of revenues. There is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us.

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We have a limited history of operations, and accordingly, no track record would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

The founders incorporated the Company on January 21, 2016. Even though we have generated revenues, we are also involved in organizational activities, obtaining growth financing, identifying acquisition targets, and developing our new technologies to meet the demand of our customers. Accordingly, investors cannot fully assess the likelihood of our success as an emerging and rapidly growing fintech company. At June 30, 2021, and December 31, 2020, the accumulated deficit was $1,981,526 and $1,493,984, respectively. There is a substantial risk that we will not be successful in our development and sales activities, or if initially successful, in thereafter generating significant operating revenues or in achieving profitable operations.

Our business strategy may result in increased volatility of revenues and earnings, resulting in uncertainty of profitability

Our business strategy may result in increased volatility of revenues and earnings. As we will only develop a limited number of products and services, our overall success will depend on a limited number of products and services, which may cause variability and unsteady profits and losses depending on the products and services offered.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the financial markets. Our business is also subject to general economic risks that could adversely impact operations and financial conditions.

Because of the anticipated nature of the products and services that we will attempt to develop, it is difficult to forecast revenues accurately and operating results and these items could fluctuate in the future due to several factors. These factors may include, among other things, the following:

●	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

●	Our ability to source substantial opportunities with sufficient risk adjusted returns.

●	Our ability to manage our capital and liquidity requirements based on changing market conditions generally and changes in the developing forex industries.

●	The acceptance of the terms and conditions of our licenses and the acceptance of our royalties and fees.

●	The amount and timing of operating and other costs and expenses.

●	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

●	Adverse changes in the national and regional economies in which we will participate, including, but not limited to, changes in our performance, capital availability, and market demand.

●	Adverse changes in the projects in which we plan to invest result from factors beyond our control, including, but not limited to, a change in circumstances, capacity, and economic impacts.

●	Changes in laws, regulations, accounting, taxation, and other requirements affecting our operations and business.

●	Our operating results may fluctuate yearly due to the factors listed above and others not listed. At times, these fluctuations may be significant.

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We may not earn significant revenues from Cryptocurrency-related products and services.

The growth in cryptocurrencies and related products and services has attracted the attention of regulators in various jurisdictions we operate. Regulators may likely impose substantial investor protection and safeguards regarding transparency of information, trading rules, liquidity, capital requirement, custodial services, valuation, and other matters related to the nature of cryptocurrencies. Currently, cryptocurrency markets operate with less investor protection than traditional securities markets, which may correspondingly lead to opportunities for fraud and manipulation. Due to these risk factors, the Company’s ability to earn significant revenues from Cryptocurrency-related products and services may be limited.

Financial Crimes Enforcement Network (FinCEN) requires companies who deal with cryptocurrencies to be registered as money service businesses (MSBs), which requires them to register and get an appropriate license in each U.S. state, apart from Montana.

The Company is a technology provider and software developer in the cryptocurrency or digital asset space. We do not mine, trade, or act as a counterparty in cryptocurrencies. Consequently, the Company does not intend to register as a custodian with state or federal regulators, including but not limited to obtaining a money service business (MSB) or money transmitter license with Financial Crimes Enforcement Network (FinCEN) and respective State’s money transmission laws. The Company also does not need to register under the Securities Exchange Act of 1934, as amended, as a national securities exchange, an alternative trading system, or a broker-dealer, since the Company is not a broker-dealer nor does it intend to become a broker-dealer. If the Company is required to register as a money service business (MSB) or obtain a money transmitter license; in that case, the Company may not achieve the regulatory requirement given the resources needed and costs incurred to meet ongoing compliance and operational obligations.

We have had a concentration of customers since inception.

We cannot assure that there will be no disputes with our significant customers who currently contribute to most of our revenues or maintain business relationships with our existing customers. As we have been relying on a small number of customers since inception, if the current customers cease to engage our services or decrease the scope of the relationship, and we are unable to find new customers with similar attributable revenue within a reasonable period or at all, our business and profitability may be adversely affected.

We may not be able to compete effectively against our competitors.

We expect to face intense competition from well-established companies and small to medium-size public and private companies like us, resulting in price reductions in the products and services that we sell. For many reasons, we may be at a competitive disadvantage in obtaining the facilities, technologies, employees, financing, and other resources required to provide these products and services demanded by prospective customers. Our financial resources and other assets may limit our opportunity to acquire customers. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

Our business model may not be sufficient to ensure our success in our intended market.

Our survival is currently dependent upon our efforts to gain market acceptance and shares of our products and services in the global market, including but limited to North America, Europe, and Asia. Should our target market not be as responsive to our products and services as we anticipate, we may not have in place alternate products or services that we can offer to ensure our survival. For example, the Markets in Financial Instruments Directive (MiFID II/MiFIR) is legislation by European Securities and Market Authority (ESMA) implemented across the European Union on January 3, 2018. MiFID II changes continue to impact the trading infrastructure of all its member firms from front-end to back-end. Market participants will have to create new execution management systems alongside current order management systems in the front-end. The firms providing the best execution will need to develop trading technology to guarantee they have taken ‘all-sufficient steps’ to comply. High-frequency trading firms will need to deliver timestamps that are accurate up to microseconds. Most market participants and their technology providers need a significant upgrade in already very cost-conscious businesses. It has negatively impacted many forex businesses and the way they operate. We may not be able to develop our products and services on time to comply with such regulatory changes in the future.

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We depend on our intellectual property, and our failure to protect that intellectual property could adversely affect our future growth and success.

At present, the Company does not have any patents or trademarks on its proprietary technology solutions. We have not conducted formal evaluations to confirm that our technology solutions and products do not or will not infringe upon the intellectual property rights of third parties. As a result, we cannot be certain that our technology and products do not or will not infringe upon the intellectual property rights of third parties. Such infringements disrupt our software development, sales, and distribution of such technology products and solutions. We have generally sought to protect such proprietary intellectual property in part by confidentiality agreements and, if applicable, inventors’ rights agreements with strategic partners and employees. However, such agreements are difficult and costly to enforce. We cannot guarantee that these agreements protect our trade secrets and other intellectual property or proprietary rights adequately. We operate in regions where it may be difficult for us to enforce certain intellectual property rights against third parties who may have inappropriately acquired interests in our intellectual property rights when they file unauthorized trademark applications in foreign countries because of familiarity with our business.

We are significantly influenced by our officers, directors, and entities affiliated with them.

In the aggregate, the voting power is represented by the Company’s common and preferred stock by Management and affiliated parties. Assuming all Shares offered are sold, a group of three entities represents approximately 90.19% of the voting power of the Company’s issued and outstanding capital stock. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combinations transactions.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

Our future performance is dependent on the ability to retain key personnel. The Company’s performance is substantially dependent on the performance of Senior Management. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company’s business, results of operations, and financial condition. Four of our officers are independent contractors and are not subject to the same control as employees, affecting productivity. Although they devote 100% of their time to the Company’s business, there is no assurance that this will continue. The Company intends to convert all of these four officers to employee status in the second quarter of 2018. We also plan to negotiate employment contracts with each Officer. If we do not succeed in retaining and motivating our existing personnel, we may be unable to grow effectively.

Management of growth will be necessary for us to be competitive

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled Management and technical personnel and manage partnerships to navigate shifts in the general economic environment. The expansion can place significant strains on financial, Management, and operational resources, yet failure to expand will inhibit our profitability goals.

Because we are small and do not have much capital, our marketing campaign may not attract enough customers to operate profitably. If we do not make a profit, our financial conditions will be adversely affected.

Since we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, our financial conditions will be negatively affected and limit our ability to raise additional funding to increase our sales and marketing efforts.

We face challenges relating to implementing our business strategy in Cryptocurrency.

Cryptocurrency is a digital representation of value that functions as a medium of exchange, a unit of account, or a store of value. It is not legal tender. One may exchange Cryptocurrencies for U.S. dollars or other currencies worldwide, but they are not generally backed or supported by any government or central bank. Supply and demand market forces ultimately derive their value, and they are more volatile than traditional currencies. Federal Deposit Insurance Corporation (FDIC) and Securities Investor Protection Corporation (SIPC) do not cover Cryptocurrencies insurance. Legislative and regulatory changes or actions at the state, federal, or international level may adversely affect cryptocurrency use, transfer, exchange, and value.

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The Company believes its future success in its crypto-related solutions will largely depend on the growth, if any, in the market for software that provides crypto solutions, including access to crypto margin trading business through the Condor Pro Multi-Asset Trading Platform. We have integrated our platform with multiple crypto liquidity providers and exchanges. To grow our business, the Company intends to expand the functionality and usability of its crypto-related solutions to OTC brokers and financial institutions that can offer such solutions to their end-users. It is difficult to predict customer adoption and renewal rates, customer demand for our software, the size and growth rate of this market, the entry of competitive products, or the success of existing competitive products. Our technologically advanced competitors have existed longer and often have a more established brand and market presence with substantially greater financial, marketing, personnel, and other resources. These competitors may have, among other things, lower operating costs, better knowledge, better brand awareness, better R&D facilities, better Management, more effective marketing, and more efficient operations than the Company. In the crypto and blockchain space, intellectual capital is a critical component. Competition for qualified employees could also require the Company to pay higher wages to attract a sufficient number of employees. Our crypto-related solutions are in the development stage and are not market-tested under Company’s brand name. The Company is not certain that such solution will be well received or be desirable to its intended market. The Company depends substantially on customers renewing their support and maintenance agreements.

Any decline in customer renewals could adversely affect our future operating results. In general, the Company deploys a crypto-related technology in a complex environment, and future success will depend on Company’s ability to implement the technology correctly and on time. There are possibilities, undetected errors, failures, or bugs may occur, especially when new versions or updates are released. Such deployment may expose undetected errors, omissions, or bugs in our software. The Company intends to use strategic indirect channel third parties to promote and market its crypto-related solutions, such as distributors and resellers. The Company may be unable to maintain successful relationships with third parties (indirect sales channels), business, operating results, and financial condition could be adversely affected. The Company believes that it has to develop new solutions and continue enhancements to existing technologies to meet business demand and future regulatory requirements. Our competitive position will be impaired and revenue diminished if new solutions or improvements and changes do not achieve adequate acceptance in the market.

Our customers operate in a heavily regulated environment that imposes significant compliance requirements and costs on them. Suppose we fail to comply with the rapidly evolving laws and regulations governing Cryptocurrency, forex, and other over-the-counter businesses. In that case, it may result in regulatory agencies acting against our customers and significant legal expenses in defending such actions, adversely affecting our customers’ revenues and how they conduct their business.

The U.S. and other regulators evaluate whether various cryptocurrency exchanges, trading platforms, and other crypto industry aspects comply with various regulatory schemes. Often our customers have to follow laws applicable to money transmission and to securities and commodities trading in the jurisdiction they operate. To the extent that cryptocurrency trading platforms are engaged in the business of “money transmission” in the U.S., they must comply with the federal Bank Secrecy Act (BSA) as well as with certain state laws. The BSA requires money transmitters to collect and retain information about their customers and share it with Financial Crimes Enforcement Network (FinCEN) to prevent money laundering and terrorist financing. State laws generally require money transmitters to obtain licenses and follow similar requirements focused primarily on consumer protection.

Usually, platforms that allow securities trading must register with the SEC as a national securities exchange, alternative trading system, or broker-dealer, all of which require the trading platform to follow restrictive rules addressing everything from preventing fraud to safeguarding customer accounts. A financial instrument that meets the definition of a “security” can only be sold in the U.S. if registered with the SEC or sold according to a specific exception to the securities laws. We believe that the cryptocurrency industry now finds itself at a phase when additional rules and regulations are possible. The current environment presents a significant regulatory risk to our customers if they fail to comply with money transmission, securities, and commodities trading rules and regulations.

As far as forex and other OTC markets are concerned, our customers are regulated by governmental bodies and self-regulatory organizations in many jurisdictions, including the U.K., Europe, and Australia. In line with the rules set for in the Markets in Financial Instruments Directive II (“MiFID II”), many European nations have initiated new restrictions. France has introduced an exclusion on electronic advertising to retail investors. In Italy, Corncob has issued a notice recommending that only a regulated market or an authorized multilateral trading facility (MTF) offer retail OTC products. In Germany, Ba Fin has restricted the distribution or sale of OTC products unless accompanied by a no debit guarantee to ensure the retail client cannot lose more than is deposited in the trading account. The Financial Conduct Authority (FCA) in the UK has proposed restrictions that will limit leverage per the retail customer’s experience.

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Recently, China’s central bank and other Chinese government agencies stated that all cryptocurrency-related transactions are illegal in the country, and they must be banned, citing concerns around national security and the “safety of people’s assets.” The People’s Bank of China separately ordered internet, financial, and payment companies from facilitating cryptocurrency trading on their platforms. According to the Chinese government, The surge in usage of cryptocurrencies has disrupted “economic and financial order” and prompted a proliferation of “money laundering, illegal fund-raising, fraud, pyramid schemes, and other illegal and criminal activities. Other countries may likely follow similar restrictions on crypto-related businesses. Such legal actions may negatively impact Company’s ability to earn revenues from crypto-related solutions. At present, the Company does not conduct business in China.

Compliance with these regulations is complicated, time-consuming, and expensive. Even minor, inadvertent irregularities can potentially give rise to claims that violate applicable laws and regulations. Failure to comply with all applicable laws and regulations could lead to fines and other penalties, adversely affecting our customers’ revenues and ability to conduct business as planned. Our customers could incur significant legal expenses in defending against and resolving actions or investigations by such regulatory agencies. As a result, our customers may limit the use of our products and services, which would adversely affect our revenues and profitability.

The Company has a limited history of providing consulting and technical services in the cryptocurrency and blockchain technology industry.

We have limited experience concerning providing consulting and technical services in the cryptocurrency and blockchain technology industry. The Company is not certain that its consulting services will be well received or be desirable to its intended market. Cryptocurrency and blockchain technology are rapidly changing and evolving. The Company cannot guarantee that it will succeed in providing such consulting and technical services relevant and timely. The failure to do so would have a material adverse effect on its business, prospects, financial condition, and operating results. Our competitors are more experienced and technologically advanced, have existed longer, and often have a proven track record as cryptocurrency and blockchain consultants with an established brand and market presence. The consulting aspect of our business is intensely competitive, and if we do not compete effectively, our operating results could be adversely affected.

The Company may be unable to respond to the rapid technological change in its industry, and such change may increase costs and competition that may adversely affect its business

Rapidly changing technologies, frequent new product and service introductions, and evolving industry standards characterize the Company’s market. The continued growth of the Internet and intense competition in the Company’s industry exacerbate these market characteristics. The Company’s future success will depend on its ability to adapt to rapidly changing technologies by continually improving its products and services’ performance features and reliability. The Company may experience difficulties that could delay or prevent its products and services’ successful development, introduction, or marketing. In addition, any new enhancements must meet the requirements of its current and prospective users and must achieve significant market acceptance. The Company could also incur substantial costs if it needs to modify its products and services or infrastructures to adapt to these changes.

The Company also expects new competitors to introduce products, systems, or services that are directly or indirectly competitive. These competitors may succeed in developing products, systems, and services that have greater functionality or are less costly than the Company’s products, systems, and services, and maybe more successful in marketing such products, systems, and services. Technological changes have lowered the cost of operating communications and computer systems and purchasing software. These changes reduce the Company’s cost of providing services and facilitate increased competition by lowering competitors’ costs in providing similar services. This competition could increase price competition and reduce anticipated profit margins.

The Company’s services are new, and its industry is evolving.

You should consider the Company’s prospects considering the risks, uncertainties, and difficulties frequently encountered by companies in their early stage of development, especially companies in the rapidly evolving financial technology industry. To be successful in this industry, the Company must, among other things:

●	develop and introduce functional and attractive service offerings;

●	attract and maintain a large base of consumers;

●	increase awareness of the Company brand and develop consumer loyalty;

●	establish and maintain strategic relationships with distribution partners and service providers;

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●	respond to competitive and technological developments;

●	build an operations structure to support the Company business; and

●	attract, retain, and motivate qualified personnel.

The Company cannot guarantee that it will succeed in achieving these goals. Its failure to do so would have a material adverse effect on its business, prospects, financial condition, and operating results.

Some of the Company’s products and services are new and are only in the early stages of commercialization. The Company is not certain that these products and services will function as anticipated or be desirable to its intended market. Also, some of the Company’s products and services may have limited functionalities, limiting their appeal to consumers and putting the Company at a competitive disadvantage. The Company could lose customers or be subject to claims if our current or future products and services fail to function correctly or if the Company does not achieve or sustain market acceptance. The failure of our product could have a material adverse effect on the Company’s business, financial condition, and operating results

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the company’s market is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. The Company cannot guarantee that a market for the Company will develop or that demand for Company services will emerge or be sustainable. If the market fails to materialize, develops more slowly than expected, or becomes saturated with competitors, the Company’s business, financial condition, and operating results would be materially adversely affected.

Certain Provisions of Our Articles of Incorporation and Bylaws Allow Concentration of Voting Power in One Individual, Which May, Among Other Things, Delay or Frustrate the Removal of Incumbent Directors or A Takeover Attempt, Even If Such Events May Be Beneficial To Our Stockholders.

Provisions of our articles of incorporation and bylaws may delay or frustrate the removal of incumbent directors. They may prevent or delay a merger, tender offer, or proxy contest involving FDC that our board of directors does not approve, even if those events may benefit our stockholders’ interest. For example, Mitchell Eaglstein, our Chairman of the Board, President, and Chief Executive Officer, holds 2,600,000 authorized, issued, and outstanding shares of our Class A Preferred Stock. Under our articles of incorporation, each share of Class A Preferred Stock is entitled to 50 non-cumulative votes per share on all matters presented to our stockholders for action. Consequently, Mr. Eaglstein has sufficient voting power to control the outcome of all the corporate matters submitted to the vote of our common stockholders. Those matters could include the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving FDC. In addition, through his control of the board of directors and voting power, he may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by FDC. In addition, the concentration of voting power in the hands of Mr. Eaglstein could have the effect of delaying or preventing a change in control of FDC, even if the change in control would benefit our stockholders and may adversely affect the market price of our common stock.

Our Certificate of Incorporation and bylaws provide for indemnification of officers and directors at our expense and limit their liability, resulting in a high cost to us and hurting our shareholders’ interests. The Company may spend corporate resources for the benefit of officers and directors.

Our Certificate of Incorporation and Bylaws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Delaware or other applicable law. These provisions eliminate the liability of our directors and our shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Delaware law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

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If we fail to establish and maintain an effective internal control system, we may be unable to report our financial results accurately or prevent fraud. Any ability to report and file our financial results accurately and timely could harm our reputation and adversely impact the future trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively. As a result, it may harm our business and reputation. Our small size and any current internal control deficiencies may adversely affect our financial condition, operation results, and access to capital.

Because of the Company’s limited resources, there are limited controls over information processing. There is inadequate segregation of duties consistent with control objectives. Our Company’s Management is composed of a small number of individuals, resulting in limitations on segregation of duties. To remedy this situation, we would need to hire additional staff. Currently, the Company cannot hire other staff to facilitate greater segregation of duties but will reassess its capabilities after completing the Offering.

We may need and may be unable to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities, and in the future, we intend to rely on revenues generated from operations to fund all the cash requirements of our activities. There is no assurance that we will generate any significant cash from our operating activities in the future. Deteriorating economic conditions and the effects of ongoing military actions against terrorists may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available timely, in adequate amounts, or on terms acceptable to us. This financing may also dilute existing stockholders’ equity. Any debt financing or financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition, and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of financing.

As an “emerging growth company” under the jobs act permits us to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to and intend to rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	provide an auditor attestation concerning Management’s report on the effectiveness of our internal controls over financial reporting;

●	comply with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Therefore, our financial statements may not be comparable to those of companies that comply with such new or revised accounting standards.

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We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that are held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive, there may be a less active trading market for our common stock, and our stock price may be more volatile.

RISKS RELATING TO OUR COMMON STOCK

There is limited liquidity for our common stock, and we may not be successful in obtaining a quotation on a recognized quotation service. In such an event, it may be difficult to sell your shares.

Our common stock is currently quoted for public trading on the OTCQB. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to many factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price-earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of Management’s attention and resources.

Our common stock will be subject to the “penny stock” rules of the Securities and Exchange Commission. The trading market in our securities may be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock.” Penny stock is any equity security with a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks. The broker or dealer receives a written agreement to the transaction from the investor, setting forth the identity and quantity of the penny stock to be purchased. To approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person. The person has sufficient knowledge and experience in financial matters to evaluate the risks of penny-stock transactions. Before any transaction in a penny stock, the broker or dealer must also deliver a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. The disclosure also must be made about the risks of investing in penny stocks in both public offerings and secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Before recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and harm the market for our shares.

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Since our shares of Common Stock have low or thin liquidity, it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our shares of Common Stock have low or thin liquidity, its trading price is likely to be highly volatile. It could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): the trading volume of our shares, the number of analysts, market-makers, and brokers following our shares of Common Stock, new products or services introduced or announced by our competitors or us, actual or anticipated variations in quarterly operating results, conditions or trends in our business industries, additions or departures of key personnel, sales of our shares of Common Stock and general stock market price and volume fluctuations of publicly traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our Common Stock, either at or above the price they paid for our stock or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our shares of Common Stock have low or tin liquidity, it is particularly susceptible to such changes. These broad market changes may cause the market price of our shares of Common Stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities, and the diversion of Management’s attention and resources from our business. Moreover, as noted below, our shares are currently traded on the OTCQB and subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers, and options traders.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 250,000,000 shares of common stock. As of the date of this Prospectus, the Company had 90,661,264 shares of common stock outstanding. Accordingly, we may issue up to an additional 160,008,736 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might harm any trading market for our common stock.

The sale of our stock could encourage short sales by third parties, contributing to the future decline of our stock price.

In many circumstances, the provision of financing based on the distribution of equity for companies traded on the OTCQB can cause significant downward pressure on the common stock price. It is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our business. Such an event could place further downward pressure on the price of our common stock. Regardless of our activities, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our common stock, the price decline from this activity will cause the share price to decline more, which may cause other stockholders of the stock to sell their shares, thereby contributing to sales of common stock in the market. If there are many more shares of our common stock on the market for sale than the market will absorb, the price of our common shares will likely decline.

We are not likely to issue dividends for the foreseeable future.

We cannot assure you that our proposed operations will result in adequate revenues to enable profitable operations or to generate positive cash flow. For the foreseeable future, we anticipate that we will use any funds available to finance the growth of the Company and that we will not pay cash dividends to stockholders. Unless we pay dividends, our stockholders will not receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

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White Lion will pay less than the then-prevailing market price for our common stock.

Upon delivery of a purchase notice to White Lion, which is at our sole discretion, White Lion to purchase our common stock at a 12% discount to the five-day VWAP average of the traded price of the Common Stock the five business days before the Closing Date per the Investment Agreement dated September 10, 2021. White Lion has a financial incentive to immediately sell our common stock upon receiving the shares to realize the profit equal to the difference between the discounted and market prices. If White Lion sells the shares, the price of our common stock could decrease. If our stock price decreases, White Lion may have a further incentive to sell the shares of our common stock that it holds. These sales may have an additional impact on our stock price.

Your ownership interest may be diluted, and the value of our common stock may decline by our exercising the Purchase Notice right according to the Investment Agreement with White Lion.

Per the Investment Agreement with White Lion, when we deem it necessary, we may raise capital through the private sale of our common stock to White Lion at a discounted price. Because the Purchase Notice price is lower than the prevailing market price of our common stock, to the extent White Lion exercises the right in the Purchase Notice, the ownership interest of shareholders may get diluted.

We may not have access to the total amount available under the Investment Agreement with White Lion.

Our ability to draw down funds and sell shares under the Investment Agreement with White Lion requires that the registration statement of which this Prospectus forms a part be declared effective and continue to be effective. The registration statement of which this Prospectus includes the resale of 20,000,000 shares issuable under the Investment Agreement with White Lion, and our ability to sell any remaining shares issuable under the Investment Agreement with White Lion is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These registration statements may be subject to review and comment by the Securities and Exchange Commission staff. They will require the consent of our independent registered public accounting firm. Therefore, we cannot assure the timing of the effectiveness of the registration statements. The effectiveness of these registration statements is a condition precedent to our exercising discretion to issue Purchase Notices and sell shares of our common stock to White Lion under the Investment Agreement. Even if we are successful in causing one or more registration statements to be effective by the Securities and Exchange Commission on time, resulting in the registering some or all of the shares issuable under the Investment Agreement with White Lion. We may not be able to sell the shares unless certain other conditions are met, Such as having an adequate number of authorized shares to issue. Any increase in our authorized shares would require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the Investment Agreement with White Lion our subject to many conditions outside of the Investor’s control, there is no guarantee that we will draw down any portion or all of the proceeds of $2,000,000 under the investment with White Lion.

Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the investment agreement with White Lion. As such, White Lion may sell many shares, resulting in substantial dilution to the value of shares held by existing stockholders.

White Lion has agreed, subject to certain exceptions listed in the investment agreement, to refrain from holding shares, resulting in White Lion or its affiliates owning more than 4.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent White Lion from selling shares of our common stock received in connection with a Purchase Notice and then acquiring additional shares of our common stock in connection with a subsequent Purchase Notice. In this way, White Lion could sell more than 4.99% of the outstanding common stock in a relatively short time frame while never holding more than 4.99% at one time.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. However, we will receive proceeds from the sale of shares of our common stock according to our exercise of the Purchase Notice offered by White Lion Capital, LLC. We will use these proceeds for general corporate and working capital purposes and acquisitions or assets, software development, businesses or operations, or for other purposes that our board of directors, in its good faith, deems to be in the Company’s best interest.

	One-third of shares sold	Two-third of shares sold	Hundred percent (100%) of shares sold
Net proceeds from the offering (1) (2)	$720,000.00	$1,440,000.00	$2,160,000.00
Software Development, Sales & Marketing	216,000.00	432,000.00	648,000.00
Corporate Development	216,000.00	432,000.00	648,000.00
Working Capital	288,000.00	576,000.00	864,000.00
Total	$720,000.00	$1,440,000.00	$2,160,000.00

(1) Expenditures for the 12 months following the completion of this offering. We have categorized the expenditures by significant area of activity. Please see a detailed description of the use of proceeds in the “Plan of Operations” section of this Prospectus.

(2) Excludes estimated offering expenses of $40,000.

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The Company may change the use of proceeds if it feels it is in the best interest of the shareholders to use the proceeds to discharge indebtedness of outstanding SBA, PPP, or Officer’s loan or carry out the acquisition of strategic business assets relevant to the Company’s business. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent costs and costs of its legal counsel applicable to the sale of its shares.

DILUTION

The sale of our common stock to White Lion Capital, LLC following the Investment Agreement dated September 10, 2021, will negatively impact our stockholders. As a result, our net loss per share could increase in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is when we exercise our Purchase Notice, the more shares of our common stock we will have to issue to White Lion to drawdown according to the investment agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience more significant dilution.

The Company has estimated our offering price of 20,000,000 shares at $0.10 per share to White Lion. This price is significantly higher than the prices per share paid by our founders, collectively representing 61,450,518 of the 87,345,412 as of June 30, 2021.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly because of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of our existing stockholders’ lower book value. The following tables compare the differences of your investment in our shares with the investment of our current stockholders.

As of June 30, 2021, the net tangible book value of our shares of common stock was $1,160,822 or approximately $0.0129 per share based upon 90,661,264 shares outstanding as of September 20, 2021.

Existing stockholders if all the shares are sold
Price per share (estimated)	$0.10
Net tangible book value per share before offering	$0.0129
Net tangible book value per share after offering	$0.030
Potential gain to existing shareholders, book value	$2,160,000
Increase to present stockholders in net tangible book value per share after offering	$0.0173
Net Capital contributions (1)	$2,160,000
Number of shares outstanding before the offering	90,661,264
Number of shares outstanding after offering	109,991,264
Percentage of ownership after offering	81.82%

Purchasers of shares in this offering	if all of the shares are sold		if all of the shares are sold
Price per share		$0.10	0.10
Dilution per share		$0.070	0.080
Net tangible book value per share after offering		$0.030	0.020
Net Capital contributions by new investors (1)		$2,160,000	1,060,000
Capital contributions (directors, officers, and others) (2)		$1,342,482	1,342,482
Percentage of capital contributions	%	61.67	44.12
Number of shares after offering held by White Lion		20,000,000	10,000,000
Percentage of ownership of White Lion after the offering	%	18.18%	9.09%

(1) Excludes estimated offering expenses of $40,000, where new investors are White Lion and AD Securities America.

(2) Includes Founders, FRH Group, promoters, affiliates SBA, and PPP loans.

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PRIVATE PLACEMENT TRANSACTIONS

Investment Agreement with White Lion Capital, LLC

On September 10, 2021, we entered into an investment agreement with White Lion Capital, LLC, a Nevada limited liability company (“White Lion”). Pursuant to the investment agreement terms, White Lion committed to purchasing up to $2,000,000 of our common stock for up to May 01, 2022. From time to time, after the effectiveness of the registration statement, we may deliver a Purchase Notice to White Lion, which states the Company shall have the right, but not the obligation, to require White Lion to purchase up to 250% of the Average Daily Trading Volume of the common stock during the five (5) trading days (‘Valuation Period’) before the Purchase Notice date. The minimum Purchase Notice amount must exceed $20,000. White Lion may waive the Purchase Notice Limit in writing at any time. The Purchase price is eighty-eight percent (88%) multiplied by the lowest daily volume-weighted average price (VWAP) of the Company’s stock during the valuation period.

In accordance with the investment agreement, the Company issued 670,000 shares of its common stock to White Lion as a commitment fee, which are also registered herein.

In connection with the investment agreement with White Lion, we also entered into a registration rights agreement with White Lion, pursuant to which we agreed to use our best efforts to, within 60 business days of September 10, 2021, file with the Securities and Exchange Commission a registration statement, covering the resale of 20,000,000 shares of our common stock underlying the investment agreement with White Lion. The 20,000,000 shares being offered pursuant to the investment agreement with White Lion represents 18.07% of the shares issued and outstanding, assuming that the selling stockholders will sell all of the shares offered for sale. The 20,000,000 shares being offered pursuant to this prospectus represent 44.47% of the shares issued and outstanding held by non-affiliates of our company. The investment agreement with White Lion is not transferable, and any benefits attached thereto may not be assigned.

At an assumed purchase price under the Investment Agreement of $0.097 (equal to 97% of the closing price of our common stock of $0.10 on September 20, 2021, we will be able to receive up to $1,940,000 in gross proceeds, assuming the sale of the entire 20,000,000 Purchase Notice Shares being registered hereunder pursuant to the Investment Agreement. At an assumed purchase price of $0.097 under the Investment Agreement, we would be required to register 618,557 additional shares to obtain the balance of $60,000 under the Investment Agreement. Due to the floating offering price, we are unable to determine the exact number of shares that we will issue under the Investment Agreement.

There are substantial risks to investors due to the issuance of shares of our common stock under the investment agreement with White Lion. These risks include dilution of stockholders’ percentage ownership, a significant decline in our stock price, and our inability to draw sufficient funds when needed. We intend to sell White Lion periodically our common stock under the investment agreement, and White Lion will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to White Lion to raise the same amount of funds as our stock price declines.

The aggregate investment amount of $2,000,000 was determined based on numerous factors, including the following: The proceeds received from any Purchase Notices tendered to White Lion under the investment agreement will be used for general corporate, software development, sales and marketing, working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of the Company. The Company may change the use of proceeds if it feels it is in the best interest of the shareholders to use the proceeds to discharge indebtedness of outstanding SBA, PPP, or Officer’s loan or carry out the acquisition of strategic business assets relevant to the Company’s business.

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We may have to increase our authorized shares to issue the shares to White Lion if we reach our current authorized shares of common stock. Increasing the number of our authorized shares will require board and stockholder approval. There is no guarantee that we will be able to draw down any portion or all of the proceeds of $2,000,000 under the investment agreement with White Lion because our ability to draw down any amounts under the Investment Agreement with White Lion is subject to many conditions.

Investment Agreements with AD Securities America, LLC

On September 9 and 16, 2021, the Company sold an aggregate of 2,000,000 shares of its common stock to AD Securities America LLC, one of the selling stockholders, for $200,000 (the “Purchase Price”). The Investor is an independent non-affiliate entity. In accordance with the Subscription Agreement, the Registrant has agreed to include the Shares in its next Form S-1 filing with the SEC for the sale of shares by Selling Shareholders. The offer and sale of the Shares under the Subscription Agreement were made in reliance on the exemption from registration afforded under the Securities and Exchange Act of 1933, as amended by Rule 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder. Such offer and sale was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the Investor in connection with the offerings.

SELLING STOCKHOLDERS

This prospectus relates to the resale of 22,670,000 shares of our common stock, par value $0.0001 per share, of which 2,000,000 shares were issued to AD Securities America LLC, 20,000,000 shares are issuable to White Lion Capital, LLC (“White Lion”) and 670,000 shares were issued to White Lion.

This Prospectus relates to the resale of up to 20,000,000 shares of the Common Shares, issuable to White Lion, a selling stockholder pursuant to a Purchase Notice under an investment agreement dated September 10, 2021, that we entered into with White Lion. The Investment Agreement permits us to Purchase Notices for up to two million dollars ($2,000,000) in shares of our common stock to White Lion for up to eight (8) months or until $2,000,000 such shares have been subject to Purchase Notices.

AD Securities and White Lion may offer and sell, from time to time any, or all of the 2,000,000 shares and 670,000 shares, respectively, they own, and White Lion may offer and sell, from time to time, any or all of the shares of our common stock to be sold to White Lion under the Investment Agreement dated September 10, 2021.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholder as of September 10, 2021, and the number of shares of our common stock being offered according to this prospectus. We believe that the selling stockholder has sole voting and investment powers over its shares. Because White Lion may offer and sell all or only some portion of the 20,000,000 shares of our common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that White Lion will hold upon the termination of the offering are only estimates based on the assumption that White Lion will sell all of its shares of our common stock being offered in the offering.

In consideration for the White Lion’s execution and delivery of, and performance under the Investment Agreement, the Company issued 670,000 Consideration Shares to the White Lion on September 10, 2021, which are also registered herein.

The selling stockholders have not had any position or office, or other material relationship with us or any of our affiliates over the past three years. To our knowledge, the selling stockholders are not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this Prospectus, or the related registration statement untrue in any material respect or that requires the changing of statements in those documents to make statements in those documents not misleading.

	Shares Owned by the Selling Stockholder	Total Shares	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
Name of the Selling Stockholder	before the Offering(1)	Offered in the Offering	# of Shares(2)	% of Class(2),(3)
White Lion Capital, LLC (4)	$670,000	20,670,000	20,670,000	18.68%
AD Securities America LLC (5)	4,000,000	2,000,000	2,000,000	3.61%

(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

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(2) We have assumed that the selling stockholder will sell all of the shares being offered in this offering.

(3) Based on 90,661,264 shares of our common stock issued and outstanding as of September 20, 2021. Shares of our common stock being offered pursuant to this prospectus by a selling stockholder are counted as outstanding for computing the percentage of the selling stockholder.

(4) Dmitriy Slobodskiy has the voting and dispositive power over the shares owned by White Lion Capital, LLC.

(5) Douglas Post has the voting and dispositive power over the shares owned by AD Securities America, LLC.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of 22,670,000 shares of our common stock, par value $0.0001 per share, of which 2,000,000 shares were issued to AD Securities America LLC (“AD Securities”), 670,000 shares were issued to White Lion and up to 20,000,000 shares are issuable to White Lion Capital, LLC (“White Lion”). The 20,000,000 shares of the common shares, issuable to White Lion, a selling stockholder, were pursuant to a Purchase Notice under an investment agreement dated September 10, 2021, that we entered into with White Lion. The Investment Agreement permits us to Purchase Notices for up to two million dollars ($2,000,000) in shares of our common stock to White Lion for up to May 01, 2022, or until $2,000,000 such shares have been subject to Purchase Notices. The 670,000 shares issued to White Lion was a commitment fee relating to the investment agreement and are registered herein.

The Investment Agreement with White Lion is not transferable.

At an assumed purchase price under the Investment Agreement of $0.097 (equal to 97% of the closing price of our common stock of $0.10 on September 20, 2021, we will be able to receive up to $1,940,000 in gross proceeds, assuming the sale of the entire 20,000,000 Purchase Notice Shares being registered hereunder pursuant to the Investment Agreement. At an assumed purchase price of $0.097 under the Investment Agreement, we would be required to register 618,557 additional shares to obtain the balance of $60,000 under the Investment Agreement. Due to the floating offering price, we are unable to determine the exact number of shares that we will issue under the Investment Agreement.

From time to time, the selling stockholders may sell any or all of the shares of our common stock covered hereby on the OTCQB or any other stock exchange, market, or trading facility on which the shares are traded or in private transactions. A selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as an agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution following the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

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If available, the selling stockholders may also sell securities under Rule 144 under the Securities Act of 1933, rather than under this Prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as outlined in a supplement to this prospectus, in the case of an agency transaction not over a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may, in turn, engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out its short positions or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such as broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any broker-dealers or agents involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933, including Rule 172 thereunder.

The selling stockholders will sell the resale securities only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with applicable laws.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in distributing the resale securities may not simultaneously engage in market-making activities concerning the common stock for the applicable restricted period, as defined in Regulation M, before the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholders. We will inform them of the need to deliver a copy of this prospectus to each purchaser at or before the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

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DESCRIPTION OF SECURITIES

GENERAL

The Company is authorized to issue two Classes of shares of stock. The total number of shares which the Company is authorized to issue is two hundred and sixty million (260,000,000) shares, consisting of one hundred million (250,000,000) shares of Common Stock, $.0001 par value, and ten million (10,000,000) shares of preferred stock, $.0001 par value. As of June 30, 2021, there were 87,345,412 shares of our common stock issued and outstanding that [55] stockholders of the record held, and 4,000,000 shares of preferred stock issued and outstanding held by three (3) stockholders.

Between February 22, 2016, and April 24, 2017, the Company borrowed $1,000,000 from FRH Group, a founder and principal shareholder (“FRH”). The Company executed Convertible Promissory Notes, due between February 28, 2018, and April 24, 2019. The Notes were convertible into common stock initially at $0.10 per share but maybe discounted under certain circumstances. In no event will the conversion price be less than $0.05 per share with a maximum of 20,000,000 shares if FRH converts the entire subject to adjustments in certain circumstances. On February 22, 2021, the Company entered into an Assignment of Debt Agreement (the “Agreement”) with FRH and FRH Group Corporation. The Company eliminated all four FRH Group convertible notes, including interest, of $1,256,908, in return for the issuance of 12,569,080 of unregistered common stock of the Company (the “Shares”) to FRH. Following the Agreement, FRH assigned the Shares to FRH Group Corporation, an entity also owned by Mr. Hong.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Delaware law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

PREFERRED STOCK

Preferred Stock in General

The Company may issue the Preferred Stock from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and determine any such series’ designation. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors initially fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series after the issue of shares of that series. Currently, there are 4,000,000 shares of Series A Preferred Stock issued and outstanding.

Series A Preferred Stock

Our Series A Preferred Stock shares do not rank senior to our common stock as to dividends and distributions. The holders of outstanding shares of Series A Preferred Stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine before any dividend is paid on common stock.

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Holders of Series A Preferred Stock are entitled to 50 non-cumulative votes per share on all matters presented to our stockholders for action. This right could adversely affect the voting power of the holders of common stock. It could make it more difficult for a third party to acquire or could discourage or delay a third party from acquiring a majority of our outstanding stock. In addition, the affirmative vote of the holders of a majority of the Series A Preferred Stock then outstanding, voting as a separate Series, is required for FDC to do any of the following:

●	amend, alter or repeal any of the preferences or rights of the Series A Preferred Stock;
●	authorize any reclassification of the Series A Preferred Stock;
●	increase the authorized number of shares of the Series A Preferred Stock; or
●	create any series of shares ranking before the Series A Preferred Stock as to dividends or upon liquidation.

Series A Preferred Stock does not convert into common stock of the Company.

Shares of Series A Preferred Stock are not entitled to preemptive rights, nor are they redeemable by the Company.

Warrants

Effective June 1, 2017, the Company planned to raise $600,000 through a Private Placement Memorandum (the “Memorandum”) of up to 4,000,000 Units. Each unit (a “Unit”) consists of one share of Common Stock, par value $.0001 per share (the “Common Stock) and one redeemable Class A Warrant (the “Class A Warrant(s)”) of the Company. The Company closed the private placement effective December 15, 2017.

Each Class A Warrant entitles the holder to purchase one (1) share of Common Stock for $0.30 per share at any time until April 30, 2019 (‘Expiration Date’). As of the date of this Prospectus, the holders have not exercised any Class A Warrants. All Class A Warrants have expired.

LEGAL PROCEEDINGS

The Company discloses a loss contingency if at least a reasonable possibility that a material loss has been incurred. The Company records its best estimate of loss related to pending legal proceedings when the loss is considered probable, and the amount can be reasonably estimated. The Company records the minimum estimated liability where it can reasonably estimate a range of loss with no best estimate. As additional information becomes available, the Company assesses the potential liability related to pending legal proceedings, revises its estimates, and updates its disclosures accordingly. The Company’s legal costs associated with defending itself are recorded to expenses as incurred. The Company currently is not involved in any litigation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table lists, as of September 20, 2021, the number of shares of common and Series A Preferred Stock of our Company that is beneficially owned by (i) each person or entity is known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all sole officer and director as a group. Information relating to beneficial ownership of the common stock by our principal shareholders and management is based upon each person’s information using “beneficial ownership” concepts under the Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

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The percentages below are calculated based on 90,661,264 shares of our common stock issued and outstanding as of September 20, 2021.

Name and Address(1)	Title of Class	Number of Shares Beneficially Owned	Percent of Class
Mitch Eaglstein	Common	20,768,105	22.98%
Imran Firoz	Common	14,310,000	15.8%
Brian Platt	Common	500,000	0.55%
Jonathan Baumgart	Common	100,000	0.11%
Charles R. Provini	Common	100,000	0.11%
FRH Group Ltd (2)	Common	26,372,413	29.01%
Officers and Directors as a group (5 persons)	Common	35,778,105	39.4%

Name and Address(1)	Title of Class	Number of Shares Beneficially Owned	Percent of Class
Mitch Eaglstein	Series A Preferred	2,600,000	65.00%
Imran Firoz	Series A Preferred	400,000	10.00%
FRH Group Ltd (2)	Series A Preferred	1,000,000	25.00%
Officers and Directors as a group (2 persons)	Series A Preferred	3,000,000	75.00%

In the fiscal year ending December 31, 2016, the Company collectively issued 30,000,000 and 5,310,000 common shares at par value to Mitchell Eaglstein and Imran Firoz, respectively, as the founders in consideration of services rendered the Company. Further, the Company agreed to issue 2,600,000, 400,000, and 1,000,000 shares of Preferred Stock to Mitchell Eaglstein, Imran Firoz, and FRH Group, respectively, as the founders in consideration of services rendered the Company.

(1) Addresses for all officers and directors are 200 Spectrum Drive, Suite 300, Irvine, CA 92618.

(2) In the event if the Noteholder converts the entire Notes with a maximum of 20,000,000 shares subject to adjustments in certain circumstances. Mr. Felix Hong is the principal shareholder of FRH Group and is considered the beneficial owner of the shares. The percentages for FRH Group are calculated based on 90,661,264 shares of our common stock issued and outstanding based on the note’s entire conversion.

(3) Series A Preferred Stock is entitled to fifty (50) non-cumulative votes per share on all matters presented to stockholders for action. As a result, on a vote per share basis, 4,000,000 Series A Preferred Shares represent 69.29% voting percentage on a fully diluted basis.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement, or similar benefits for directors or executive officers, except that our directors and executive officers receive stock options at the discretion of our Board. We do not have any material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may result in a change in control of our company at a subsequent date.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

In April 2016, the Company established its wholly-owned subsidiary – FRH Prime Ltd. (“FRH Prime”), a company incorporated under section 14 of the Companies Act 1981 of Bermuda. In January 2017, FRH Prime established its wholly-owned subsidiary – FXClients Limited (“FXClients”), under the United Kingdom Companies Act 2006 as a private company. The Company established FRH Prime and FXClients to conduct financial technology service activities. At present, both companies have ceased to exist.

For the three and six months ending June 30, 2021, and 2020, FRH Prime has generated volume rebates of $0 and $1,861, respectively, from Condor Risk Management Back Office. The Company has included rebates in revenue in the consolidated income statements. There have been no significant operating activities in FXClients.

Between February 22, 2016, and April 24, 2017, the Company borrowed $1,000,000 from FRH Group, a founder and principal shareholder (“FRH”). The Company executed Convertible Promissory Notes, due between February 28, 2018, and April 24, 2019. The Notes were convertible into common stock initially at $0.10 per share but maybe discounted under certain circumstances. In no event will the conversion price be less than $0.05 per share with a maximum of 20,000,000 shares if FRH converts the entire subject to adjustments in certain circumstances. On February 22, 2021, the Company entered into an Assignment of Debt Agreement (the “Agreement”) with FRH and FRH Group Corporation. The Company eliminated all four FRH Group convertible notes, including interest, of $1,256,908, in return for the issuance of 12,569,080 of unregistered common stock of the Company (the “Shares”) to FRH. Following the Agreement, FRH assigned the Shares to FRH Group Corporation, an entity also owned by Mr. Hong.

LEGAL MATTERS

Barnett & Linn, Attorneys at Law, will render a legal opinion as to the validity of the shares of the common stock to be registered hereby. Mr. Barnett, a principal in the firm, owns shares in the Company representing less than 0.005% of the Company’s issued and outstanding common stock.

EXPERTS

The financial statements of our company included in this prospectus, for the fiscal years ended December 31, 2020, and 2019, were audited by Farber Hass Hurley LLP (“FHH”) to the extent and for the period outlined in their report appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus, or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also, at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had or is to receive, in connection with the offering, a substantial interest, as defined in Item 509 of Regulation SK, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, or voting trustee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws provide that we may indemnify our officers and directors to the maximum extent permitted by Delaware law, and we have entered into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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FDCTECH, INC.

22,670,000

Shares of Common Stock

October 13, 2021

PROSPECTUS

Part II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholder will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the selling stockholder’s legal counsel applicable to the sale of its shares. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$247.33

Accounting fees and expenses	$2,000.00

Legal fees and expenses	$7,500.00

Miscellaneous fees and expenses	$2,500.00
Total	$12,247.33

Item 14. Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation will provide for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), because such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such person acted in good faith and in a manner they reasonably believed to be in or not opposed to the corporation’s best interests and, concerning any criminal action or proceeding, had no reasonable cause to believe that their conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

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Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board of Directors pursuant to the applicable procedure outlined in the bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our bylaws, agreement, the vote of stockholders or disinterested directors, or otherwise.

Item 15. Recent Sales of Unregistered Securities

On January 15, 2019, the Company issued 60,000 restricted common shares for professional services to ten (10) consultants valued at $9,000.

From January 29, 2019 to February 15, 2019, the Company issued 33,000 registered shares under the Securities Act of 1933 for a cash amount of $4,950. On February 26, 2019, the Company filed the Post-Effective Amendment No. 1 (the “Amendment”) related to the Registration Statement on Form S-1and its amendments thereto, filed with the U.S. Securities and Exchange Commission on November 22, 2017, and declared effective on August 7, 2018 (Registration No. 333-221726) (the “Registration Statement”) of FDCTech, Inc., a Delaware corporation (the “Registrant”), amended the Registration Statement to remove from registration all shares of common stock that were offered for sale by the Registrant but were not sold prior to the termination of the offering made pursuant to the Registration Statement. At the termination of the offering made pursuant to the Registration Statement, 2,967,000 shares of common stock that were offered for sale by the Registrant were not sold or issued.

Effective June 03, 2020, the Company issued 2,745,053 shares to Benchmark Investments, Inc. (“Broker-Dealer” or “Kingswood Capital Markets”) of common stock at $0.25 per share for a total value of $686,263. The Broker-Dealer is retained to provide general financial advisory to the Company for the next twelve months. The Company has expensed the prepaid compensation through the income statement following a regular straight-line amortization schedule over the contract’s life, which is for twelve months—the time during which Kingswood Capital Markets presumably will produce benefits for the Company. On August 25, 2020, the Company and Broker-Dealer terminated all obligations other than maintaining confidentiality, with no fees to the Broker-Dealer. The Broker-Dealer agreed to return the 2,745,053 shares of the Company’s common stock.

On January 27, 2021, the Company issued 2,300,000 restricted common shares to two consultants valued at $621,000. The Company issued the securities with a restrictive legend.

On May 19, 2021, Company issued 1,750,000 restricted common shares to a consultant valued at $350,000. The Company issued the securities with a restrictive legend.

On June 02, 2021, Company issued 1,750,000 restricted common shares to a consultant valued at $437,500. The Company issued the securities with a restrictive legend.

On June 15, 2021, Company issued 100,000 restricted common shares to one of the Directors valued at $21,000. The Company issued the securities with a restrictive legend.

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On July 26, 2021, the Company issued 100,000 restricted common shares to one of the Directors, valued at $22,000. The Company issued the securities with a restrictive legend.

The Company relied upon the exemption provided by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933 in connection with issuance and sale of the securities described above. The persons who acquired these shares were sophisticated investors and were provided full information regarding the Company’s business and operations. There were no general solicitations in connection with the offer or sale of these securities. The persons who acquired these securities acquired them for their own accounts.

On September 9 and 16, 2021, the Company sol an aggregate of 2,000,000 shares of its common stock to AD Securities America LLC, one of the selling stockholders, for $200,000 (the “Purchase Price”). The Investor is an independent non-affiliate entity. In accordance with the Subscription Agreement, the Registrant has agreed to include the Shares in its next Form S-1 filing with the SEC for the sale of shares by Selling Shareholders. The offer and sale of the Shares under the Subscription Agreement were made in reliance on the exemption from registration afforded under Securities and Exchange Act of 1933, as amended by Rule 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder. Such offer and sale was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the Investor in connection with the offerings.

Item 16 Exhibits and Financial Statement Schedules

(a)	The exhibits to the registration statement are set forth within the Exhibit Index below.

(b)	No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or notes.

Exhibit Index

Exhibit	Description

3.1	Articles of Incorporation(1)
3.2	By-Laws (1)
5.0*	Opinion of Counsel on legality of securities being registered
10.1	Convertible Promissory Note dated Feb. 22, 2016 for $100,000 between the Registrant and FRH Group Ltd.(1)
10.2	Convertible Promissory Note dated May 16, 2016 for $400,000 between the Registrant and FRH Group Ltd.(1)
10.3	Convertible Promissory Note dated Nov. 17, 2016 for $250,000 between the Registrant and FRH Group Ltd.(1)
10.4	Convertible Promissory Note dated April 24, 2017 for $250,000 between the Registrant and FRH Group Ltd.(1)
10.5	Amendment to Promissory Note dated February 22, 2016 between Registrant and FRH Group Ltd.(1)
10.6	Assignment of Debt Agreement dated February 22, 2021, between the Company and FRH Group Ltd.(2)
10.7	Equity Purchase Agreement dated September 10, 2021.(3) Equity Purchase Agreement dated September 10, 2021.
10.8	Registration Rights Agreement dated September 10, 2021.(3)
10.9	Subscription Agreement dated September 9, 2021(3)
10.10	Subscription Agreement dated September 16, 2021(4)
23.1*	Consent of Independent PCOAB public accounting firm.
23.2*	Consent of Attorney (filed as part of Exhibit 5.0)

(1)	Incorporated by reference to Current Report on Form S-1 filed with the Commission on November 22, 2017
(2)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on February 25, 2021
(3)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on September 15, 2021
(4)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on September 20, 2021

*	Filed herewith

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Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers, or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Irvine, California, on October 13, 2021.

FDCTECH, INC
(Registrant)

By:	/s/ Mitchell Eaglstein
Name:	Mitchel Eaglstein
Title:	President and CEO (principal executive officer

By:	/s/ Imran Firoz
Name:	Imran Firoz
Title:	CFO (principal financial and accounting officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Mitchell Eaglstein	President, CEO and Director	October 13, 2021

/s/ Imran Firoz	CFO, Secretary and Director	October 13, 2021

/s/ Jonathan Baumgart	Director	October 13, 2021

/s/ Charles R. Provini	Director	October 13, 2021

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